Exhibit 23.1

Consent of the Independent Registered Public Accounting Firm

The Board of Directors
Firstwave Technologies, Inc.
Atlanta, Georgia

We consent to incorporation by reference in the registration statement on Form S-8 (No. 333-112625) of Firstwave Technologies, Inc. of our report dated April 12, 2005, related to the audits of the consolidated financial statements of Firstwave Technologies, Inc. at December 31, 2004 and 2003, and for each of the years in the three year period ended December 31, 2004, included herein.

/s/ Cherry, Bekaert & Holland, L.L.P.

Atlanta, Georgia
April 12, 2005